                                       SPECIFICATIONS

Contract Type:                      [NQ]             Contract Number:                     [zz00600000]
Issue Date:                         [ ]              Annuity Date:                        [xx/xx/xxxx]
                                                     (Must be at least [2] years after the issue date)

Owner:                              [ ]              Owner Date of Birth:                 [xx/xx/xxxx]
Joint Owner:                        [ ]              Joint Owner Date of Birth:           [xx/xx/xxxx]

Annuitant:                          [ ]              Annuitant Date of Birth:             [xx/xx/xxxx]
Joint Annuitant:                    [ ]              Joint Annuitant Date of Birth:       [xx/xx/xxxx]

Annuitant Sex:                      [ ]              Beneficiary(ies):
Joint Annuitant Sex:                [ ]              Primary:            Surviving Joint Owner, if any

                                                     1st Contingent:            [ ]
                                                     2nd Contingent:            [ ]

Minimum Fixed Account                       Minimum Additional Payment
Guaranteed Interest Rate:  [%]              Amount:                                 [$50.00]

Guarantee Period Account                    Guarantee Period Account
Minimum Interest Rate:     [3%]             Minimum Allocation Amount:           [$1,000.00]

Minimum Withdrawal                          Minimum Accumulated Value
Amount:                    [$100.00]        After Withdrawal:                    [$1,000.00]

Minimum Annuity                             Maximum Alternative Annuity Date:   [xx/yy/zzzz]
Benefit Payment:           [$100.00]        (Must be at least [2] years after the issue date)

Surrender Charge Table:
                                    Years From                         Surrender Charge as a
                                    Date of Payment                    Percent of the Payments
                                    To Date of Withdrawal              Withdrawn
                                    ---------------------------------------------
                                    Less Than:       1                          8%
                                                     2                          8%
                                                     3                          7%
                                                     4                          6%
                                                     5                          5%
                                                     6                          4%
                                                     7                          3%
                                                     8                          2%
                                               Thereafter                       0%

Withdrawal Without Surrender
Charge Percentage:                                   [15% of Gross Payment Base (reduced by any prior
                                                     Withdrawal Without Surrender Charge in the same calendar
                                                     year)]

Mortality and Expense Risk Charge:                   [1.20%] on an annual basis of the daily value of the
                                                     Sub-Account assets.

Administrative Charge:                               [.15%] on an annual basis of the daily value of the
                                                     Sub-Account assets.

Contract Fee:                                        [$35, if the Accumulated Value is less than $75,000.00.]

Principal Office:                                    440 Lincoln Street, Worcester, Massachusetts  01653
                                                     [(1-800-782-8380)]

Owner:              [ ]                                         Contract Number:   [zzz0000000]

Joint Owner:        [ ]

Initial Payment:    [$25,000.00]

Payment Allocation: (The Initial Payment is allocated in the following manner:)

         Variable Sub-Accounts:
         ---------------------

         [ INSERT NAMES OF THE VARIABLE SUB-ACCOUNTS   ]



         Fixed Account
         -------------





         Guarantee Period Accounts
         -------------------------

         Guarantee                        Interest                 Expiration
         Period                           Rate                     Date
         ------                           ----                     ----

         [ 2 years
           3 years
           4 years
           5 years
           6 years
           7 years
           8 years
           9 years
          10 years]

         -------
         100%                               TOTAL

RIDER(S) SELECTED:

[Enhanced Death Benefit Rider:]

         [EDB Effective Annual Yield                                   [5%]]
         [EDB Charge:                                                  [.25%] on an annual basis of the
                                                                       Accumulated Value of the contract
                                                                       deducted Pro Rata on the last day of
                                                                       each month]

                           SPECIFICATIONS (SUPPLEMENT)


Contract Type:             [Non-qualified]           Contract Number:                            [zz00600000]

Owner:                     [ ]                       Owner Date of Birth:                        [xx/xx/xxxx]
Joint Owner:               [ ]                       Joint Owner Date of Birth:                  [xx/xx/xxxx]

Annuitant:                 [ ]                       Annuitant Date of Birth:                    [xx/xx/xxxx]
Joint Annuitant:           [ ]                       Joint Annuitant Date of Birth:              [xx/xx/xxxx]

Annuitant Sex:             [ ]                       Beneficiary(ies):
Joint Annuitant Sex:       [ ]                       Primary:          Surviving Joint Owner, if any

                                                     1st Contingent:            [ ]
                                                     2nd Contingent:            [ ]

Payee:                                               [ ]
Payee Address:                                       [ ]

Annuity Date:                                                          [xx/yy/zzzz]
Expiration of 90-Day Period:                                           [xx/yy/zzzz]

Annuity Benefit Payment Option:                                        [Joint with 2/3 Survivor Option]
         Survivor Annuity Benefit Percentage:                          [66 2/3%]
         Percentage under a Fixed Annuity Option:                      [30%]
         Percentage under a Variable Annuity Option:                   [70%]
                  Assumed Investment Return:                           [4%]
                  Annuity Benefit Payment Change Frequency:            [Annual]
                  Annuity Benefit Frequency:                           [Monthly]

                  Variable Allocation on Annuity Date:

                      Sub-Accounts:
                      ------------

                           [INSERT NAMES OF THE VARIABLE SUB-ACCOUNTS]

                          SPECIFICATIONS (SUPPLEMENT)


[Payment Withdrawal Amount                                             [10] times the previous annuity benefit
                                                                       payment but not more than the remaining
                                                                       guaranteed annuity benefit payments.]

[Present Value Withdrawal Amount:                                      [75%] of Present Value of remaining
                                                                       guaranteed annuity benefit payments.]
                                                                       [100% for Period Certain]

Mortality and Expense Risk Charge:          [1.20% ] on an annual basis of the daily value of the Sub-Account assets.

Administrative Charge:                      [.15%] on an annual basis of the daily value of the Sub-Account assets.

Principal Office:                           440 Lincoln Street, Worcester, Massachusetts  01653
                                            [(1-800-782-8380)]